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                                                                       EXHIBIT 6


                            FORM OF VOTING AGREEMENT


                This VOTING AGREEMENT (this "Agreement"), dated as of April __, 2001, is made by and among Pino, LLC, a ______________ limited liability company, NCVC, L.L.C., a _____________ limited liability company, DYDX, LLC, a _____________ limited liability company (each a "Stockholder," and collectively, the "Stockholders"), and Newcourt Capital USA, Inc., a Delaware corporation ("Lender").

                                   WITNESSETH

                WHEREAS, Lender intends to loan to Electric City Corp., a Delaware corporation (the "Company") up to $2,000,000 aggregate principal amount pursuant to that certain Convertible Senior Subordinated Promissory Note and Warrant Purchase Agreement (as it may be amended from time to time, the "Note Purchase Agreement");

                WHEREAS, Pino, LLC, is the holder of record of 7,431,502 shares of common stock of the Company (the "Pino Shares"), NCVC, L.L.C., is the holder of record of 4,488,999 shares of common stock of the Company (the NCVC Shares") and DYDX, LLC, is the holder of record of 3,017,499 shares of common stock of the Company (the "DYDX Shares" and collectively with the Pino Shares and the NCVC Shares the "Shares"); and

                WHEREAS, it is a condition to the obligation of Lender to loan to the Company up to $2,000,000 pursuant to the Note Purchase Agreement that the parties hereto execute and deliver this Agreement.

                                    AGREEMENT

                NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                Section 1. Agreement to Vote; Proxy.

                (a) Each Stockholder agrees with, and covenants to, Lender that at any meeting of stockholders of the Company called to vote upon an amendment of the Company's certificate of incorporation to increase the Company's authorized common stock to 75,000,000 shares (the "Charter Amendment"), or at which a vote, consent or other approval with respect to the Charter Amendment is sought, and at every adjournment thereof, Stockholder shall vote (or cause to be voted) or shall consent, execute a consent or cause to be executed a consent in respect of the Pino Shares, NCVC Shares or DYDX Shares, as applicable, in favor of the Charter Amendment.

                (b) Each Stockholder agrees with, and covenants to, Lender that at any meeting of stockholders of the Company called to vote upon the Securities Purchase Agreement and the exhibits thereto, all of which are attached hereto as Exhibit A, and the transactions contemplated thereby (the "Series A Preferred Stock Transaction"), or at which a vote, consent or other approval with respect to the Series A Preferred Stock Transaction is sought, and at every adjournment thereof, Stockholder shall vote (or cause to be voted) or shall consent, execute a

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consent or cause to be executed a consent in respect of the Pino Shares, NCVC
Shares or DYDX Shares, as applicable, in favor of the Series A Preferred Stock Transaction.

                (c) Each Stockholder hereby grants to, and appoints, Jeffrey Marcks and Guy Piazza and any other individual who is designated by Lender an irrevocable proxy, coupled with an interest, and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, with respect to the Pino Shares, the NCVC Shares or the DYDX Shares, as applicable, to vote such Shares, or grant or execute a consent or approval, in the complete discretion of Lender, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which its vote, consent or other approval is sought in accordance with paragraphs (a) or (b) of this Section 1. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of the Delaware General Corporation Law. This Agreement, including the provisions of this
Section 1, shall be recorded in the books and records of the Company.

                (d) From time to time, at the request of Lender and without further consideration, each Stockholder shall execute and deliver to Lender such documents and take such action as Lender may reasonably request in order to consummate the transactions contemplated hereby.

                Section 2. Representations and Warranties of Stockholders. Each Stockholder represents and warrants to Lender as follows:

                (a) Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                (b) This Agreement has been duly authorized, validly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

                (c) Stockholder is the sole record owner of and has good and valid title to the Pino Shares, the NCVC Shares or the DYDX Shares, as applicable. Stockholder has the power to vote, dispose of and otherwise transfer the Pino Shares, the NCVC Shares or the DYDX Shares, as applicable.

                Section 3. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware without regard to the principles of conflicts of law.

                Section 4. Notices. Notices under this Agreement shall be deemed to be duly given to a party hereto when delivered to such party in person, by cable, telegram, telex or facsimile, by nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested) in writing at the address set forth for such party on the signature page hereto.

                Section 5. Amendments. This Agreement may be amended only by a written instrument duly executed by Lender and the Stockholders.



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                Section 6. Assignment. Notwithstanding any other provision of this Agreement, this Agreement shall not be assignable by any party hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable against, (a) as to each Stockholder, Stockholder and Stockholder's beneficiaries and representatives, and (b) Lender and its successors and affiliates. This Agreement and the obligations of each Stockholder hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including Stockholder's heirs, guardians, administrators or successors.

                Section 7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                Section 8. Specific Performance. Each Stockholder and Lender acknowledge that this Agreement and the Shares are unique and that no party will have an adequate remedy at law if any other party breaches any covenant herein or fails to perform its obligations hereunder. Accordingly, Stockholder and Lender agree that the other shall have the right, in addition to any other rights that it may have, to specific performance and equitable injunctive relief if the other party shall fail or threaten to fail to perform any of its obligations under this Agreement. Each Stockholder agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the seeking or obtaining of such equitable relief by Lender. In addition to all other rights or remedies to which Lender may be entitled, in the event of a default in any Stockholder's performance of its obligations under this Agreement, such Stockholder agrees that it shall be liable to Lender for all litigation costs and attorneys' fees incurred by Lender in connection with the enforcement of any of its rights or remedies against such Stockholder.

                           [SIGNATURE PAGE TO FOLLOW]



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                IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                     NEWCOURT CAPITAL USA, INC.

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                     Address: c/o The CIT Group
                                              Attn: Guy Piazza or Jeffrey Marcks
                                              1211 Avenue of the Americas
                                              22nd Floor
                                              New York, NY 10036
                                     Fax:     212-382-9033

                                     PINO, LLC, a ________ limited liability
                                     company

                                     By:
                                         ---------------------------------------
                                         Joseph Marino, its sole member

                                     Address:
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                                              ----------------------------------
                                              ----------------------------------
                                     Fax No.:
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                                     NCVC, L.L.C., a _________limited
                                     liability company

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------
                                     Address:
                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------
                                     Fax No.:
                                              ----------------------------------

                                     DYDX, LLC, a _______limited liability
                                     company

                                     By:
                                         ---------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------
                                     Address:
                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------
                                     Fax No.:
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                      [SIGNATURE PAGE TO VOTING AGREEMENT]